Exhibit 10.1

SUBSCRIPTION AGREEMENT

          This Subscription Agreement (the “Agreement”) is made as of the date set forth on the signature page of this Agreement by and between Dragon Acquisition Corporation, a Cayman Islands company (“Dragon” or the “Company”), and the subscribers listed on the Schedule of Subscribers attached hereto attached as Annex A and identified on the signature pages hereto (each, a “Subscriber” and collectively, the “Subscribers”).

RECITALS:

          WHEREAS, Brean Murray, Carret & Co., LLC is acting as the exclusive placement agent (the “Placement Agent”), on a “best efforts” basis, in a private offering (the “Offering”) of units (each, a “Unit,” and collectively, the “Units”), each Unit consisting of one (1) of the Company’s 6% Convertible Preference Shares, par value $0.002112 per share (the “Preference Shares”), convertible into one (1) share of the Company’s ordinary shares, par value $0.002112 per share (the “Ordinary Shares”) at $4.00 per share, and one (1) warrant to purchase one-half of one of the Ordinary Shares (the “Warrant Shares”), at a per share exercise price of $6.00 (or two half-shares for $3.00 each) (the “Preference Shares,” “Warrants” and the “Ordinary Shares” are collectively referred to as the “Securities”). The designation, rights, preferences and other terms and provisions of the Preference Shares are set forth in the Terms of 6% Convertible Preference Shares attached hereto as Exhibit A (the “Preference Share Terms”);

          WHEREAS, the Company desires to offer and sell Units at a price of $4.00 per Unit (the “Purchase Price”) for aggregate gross proceeds of a minimum of $15,000,000, although the Company or the Placement Agent, in their sole discretion, may accept subscriptions of a lesser amount, and up to a maximum of $20,000,000. The Offering will be conducted in reliance upon the exemption provided by Regulation D and/or Regulation S promulgated under Section 4(2) of Securities Act of 1933, as amended (the “Securities Act”) and Section 4(2) of the Securities Act. The minimum investment per Subscriber is $50,000 or 12,500 Units, although the Company or the Placement Agent, in their sole discretion, may accept subscriptions of a lesser amount;

          WHEREAS, such Offering is in connection with the combination (the “Combination”) of the Company and Leewell Investment Group Limited, a Hong Kong company (“Leewell”). The closing of the Combination is conditioned upon all of the conditions of the Offering being met, and the Offering is conditioned upon the closing of the Combination (the “Closing”). Leewell owns 100% of the issued and outstanding capital stock of Qingdao Oumei Real Estate Development Co., Ltd (“Qingdao Oumei”), a company incorporated under the laws of the People’s Republic of China (“China” or the “PRC”). As a result of the Combination, Leewell will become a wholly-owned subsidiary of Dragon;

          WHEREAS, the Company desires to enter into this Agreement to issue and sell the Units and each Subscriber confirms his/her/its subscription for the purchase of that number of Units as is set forth on the signature page hereto on the terms and conditions set forth herein; and

          WHEREAS, the Company has retained the Placement Agent in connection with the sale of the Securities pursuant to this Agreement.

AGREEMENT:

                      NOW, THEREFORE, in consideration of the promises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.      SUBSCRIPTION OF UNITS

          1.1        Subject to the terms set forth herein, each Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company that number of Units as is set forth on the signature page hereto at the Purchase Price. The aggregate Purchase Price is payable by wire transfer of immediately available funds to:

Wachovia Bank NA
800 West Main Street
Freehold, New Jersey 07726
Account No.: 2000013292968
ABA No.: 031201467
Account: Anslow & Jaclin LLP Attorney Trust Account
Reference: Qingdao Oumei Financing
For International Wires: SWIFT Code PNBPUS33A

          1.2        The minimum purchase that may be made by any Subscriber shall be twelve thousand five hundred (12,500) Units, except that the Company or the Placement Agent, in their sole discretion, may accept subscriptions of a lesser amount. The Company or the Placement Agent reserves the right to reject any subscription made hereby, in whole or in part, in their sole discretion. The Company’s agreement with each Subscriber is a separate agreement and the sale of the Units to each Subscriber is a separate sale. Each Subscriber has hereby delivered and paid concurrently herewith the aggregate Purchase Price for the number of Units set forth on the signature page hereof in an amount required to purchase pay for such Unit(s), which amount has been paid in U.S. Dollars by wire transfer of immediately available U.S. dollar funds.

          1.3        Pending the sale of the Units, all funds paid hereunder shall be deposited by the Company in an escrow account (“Escrow Account”) with Anslow & Jaclin, LLP (the “Escrow Agent”) maintained at Wachovia Bank. The Offering period shall expire on the earliest to occur of (i) the date upon which subscriptions for all of the Units offered hereby have been accepted; (ii) April 15, 2010, unless extended by the Company, the Lead Investor and the Placement Agent without notice to the Subscribers to a date not later than April 30, 2010; or (iii) the date upon which the Company, the Lead Investor and the Placement Agent elect to terminate the Offering (the “Termination Date”). Each Subscriber acknowledges and understands that this subscription is being made on a “best efforts” basis. Each Subscriber hereby authorizes and directs the Company and the Placement Agent to direct the Escrow Agent to return any funds for unaccepted subscriptions to the same account from which the funds were drawn, without interest.

          1.4        The Closing shall occur at the offices of Pillsbury Winthrop Shaw Pittman, Washington, D.C., at 2300 N Street, NW, Washington, D.C. 20037-1122 on such date and at such time as the Company and the Placement Agent may agree upon; provided that all of the conditions set forth hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith.

          1.5        Access America Fund, LP (the “Lead Investor”) shall act as the lead investor and investor representative on behalf of all Subscribers.

          1.6        Certificates evidencing the Securities purchased by each Subscriber pursuant to this Agreement will be prepared for delivery to each Subscriber promptly following the Closing. Each Subscriber hereby authorizes and directs the Company to deliver the certificates representing the Preference Shares and Warrants purchased by each Subscriber pursuant to this Agreement directly to each Subscriber’s account maintained by either Placement Agent, if any, or, if no such account exists, to the residential or business address indicated on the signature page hereto.

          Placement of the Units will be made by the Company who will remit certain compensation to the Placement Agent for introduction to investors and other services.

II.           REPRESENTATIONS BY SUBSCRIBER

          Each Subscriber agrees, represents and warrants to the Company and the Placement Agent, severally and solely with respect to itself and its purchase hereunder and not with respect to any of the other Subscribers, that:

          2.1        Organization and Qualification. If an entity, such Subscriber is duly incorporated, organized or otherwise formed, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized or otherwise formed.

          2.2        Authorization. If an entity: (a) such Subscriber has the requisite corporate or other requisite power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof; and (b) the execution, delivery and performance of this Agreement by such Subscriber and the consummation by it of the transactions contemplated hereby have been duly authorized by such Subscriber’s Board of Directors or other governing body and no further consent or authorization of the Subscriber, its Board of Directors or other governing body or its shareholders, members or other interest holders is required.

          2.3        Enforcement. This Agreement has been duly executed by such Subscriber and constitutes a legal, valid and binding obligation of such Subscriber enforceable against such Subscriber in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, liquidation, or moratorium or similar laws relating to or affecting the rights of creditors generally and the application of general principles of equity.

          2.4        Consents. Such Subscriber is not required to give any notice to, make any filing, application or registration with, obtain any authorization, consent, order or approval of or obtain any waiver from any person or entity in order to execute and deliver this Agreement or to consummate the transactions contemplated hereby, except for such notices, filings, applications, registrations, authorizations, consents, orders, approvals and waivers (if any) as have been obtained and the filing of a Form D with the Commission and other similar filings required by applicable state securities or “blue sky” laws and regulations in connection with offerings of securities under Rule 506 (“Rule 506”) promulgated under the Securities Act, if applicable.

          2.5        Noncontravention. Neither the execution and the delivery by such Subscriber of this Agreement, nor the consummation by such Subscriber of the transactions contemplated hereby, will (a) violate any law, rule, injunction, or judgment of any governmental agency or court to which such Subscriber is subject or any provision of its charter, bylaws, trust agreement, or other governing documents or (b) conflict with, result in a breach of, or constitute a default under, any agreement, contract, lease, license, instrument, or other arrangement to which such Subscriber is a party or by which such Subscriber is bound or to which any of its assets is subject. Further, such Subscriber represents and warrants that there are no actions, suits, proceedings or investigations pending against such Subscriber or such Subscriber’s assets before any court or governmental agency (nor, to such Subscriber’s knowledge, is there any threat thereof) which would impair in any way such Subscriber’s ability to enter into and fully perform such Subscriber’s commitments and obligations under this Agreement or the transactions contemplated hereby

          2.6        Investment Purpose. Such Subscriber is purchasing the Unit(s) subscribed for hereby for its own account and investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing the Securities in full compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws; and that an investment in the Securities is not a liquid investment. Such Subscriber is acquiring the Securities hereunder in the ordinary course of business. Such Subscriber does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities.

          2.7        Accredited Subscriber Status. Unless the Subscriber makes the representations in Section 2.22, such Subscriber is an “accredited investor” as defined by Rule 501 of the Securities Act, and such Subscriber is capable of evaluating the merits and risks of such Subscriber’s investment in the Offering and has the ability and capacity to protect such Subscriber’s interests. Such Subscriber has delivered to the Company an Investor Questionnaire substantially in the form of Exhibit B attached hereto. Such Subscriber hereby represents and warrants that, either by reason of such Subscriber’s business or financial experience or the business or financial experience of such Subscriber’s advisors (including, but not limited to, a “purchaser representative” (as defined in Rule 501(h) promulgated under Regulation D), attorney and/or an accountant each as engaged by such Subscriber at its sole risk and expense) such Subscriber (a) has the capacity to protect its own interests in connection with the transaction contemplated hereby and/or (b) such Subscriber has prior investment experience, including investments in securities of privately-held companies or companies whose securities are not listed, registered, quoted and/or traded on a national securities exchange, including the Nasdaq Global Select Market, the Nasdaq Global Market, and the Nasdaq Capital Market; to the extent necessary, such Subscriber has retained, at its sole risk and expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Units hereunder; if an entity, such Subscriber was not formed for the sole purpose of purchasing the Units.

          2.8        Reliance on Exemptions. Such Subscriber agrees, acknowledges and understands that the Securities being sold as part of the Units in this Offering are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and applicable state securities or “blue sky” laws and that the Company and its counsel are relying upon the truth and accuracy of, and such Subscriber’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of such Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of such Subscriber to acquire the Units.

          2.9        No General Solicitation. Such Subscriber (a) was contacted regarding the sale of the Units by the Company or the Placement Agent (or their authorized agents or representatives) with whom such Subscriber had a prior substantial pre-existing relationship and (b) no Units were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, such Subscriber did not receive any general solicitation or general advertising including, but not limited to, such Subscriber’s: (i) receipt or review of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the Internet, television or radio, whether closed circuit, or generally available; or (ii) attendance at any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

          2.10      Information.

          Such Subscriber agrees, acknowledges and understands that such Subscriber and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, and materials relating to the offer and sale of the Units that have been requested by such Subscriber or its advisors, if any, including, without limitation, a copy of the Form 8-K (the “Form 8-K”) that is being filed on or about the date hereof disclosing the Combination, the risk factors set forth therein, and all exhibits to the Form 8-K (collectively with this Agreement and the Warrant, the “Offering Documents”). Such Subscriber represents and warrants that such Subscriber and its advisors, if any, have been afforded the opportunity to ask questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Units and the merits and risks of investing in the Units. Such Subscriber agrees, acknowledges and understands that neither such inquiries nor any other due diligence investigation conducted by such Subscriber or any of its advisors or representatives modify, amend or affect such Subscriber’s right to rely on the Company’s representations and warranties contained herein.

          Such Subscriber agrees, acknowledges and understands that the Placement Agent has not supplied any information for inclusion in the Form 8-K other than information furnished in writing to the Company by the Placement Agent specifically for inclusion in the Form 8-K relating to the Placement Agent, that the Placement Agent has no responsibility for the accuracy or completeness of the Form 8-K and that such Subscriber has not relied upon the independent investigation or verification, if any, which may have been undertaken by the Placement Agent. Such Subscriber further represents and warrants that such Subscriber has not been furnished with any oral representation or oral information in connection with the Offering or the Securities that is not contained in, or is in any way contrary to or inconsistent with, the statements made in the Form 8-K and this Agreement.

          In determining whether to make this investment, such Subscriber has relied solely on (i) such Subscriber’s own knowledge and understanding of the Company and its business based upon such Subscriber’s own due diligence investigations and the information furnished pursuant to this paragraph, and (ii) the information described in subparagraph 2.12 below. Such Subscriber understands that no person has been authorized to give any information or to make any representations which were not contained in the Form 8-K and such Subscriber has not relied on any other representations or information.

          2.11      Acknowledgement of Risk. Such Subscriber agrees, acknowledges and understands that its investment in the Units involves a significant degree of risk, including, without limitation that: (a) the Company is a development stage business with limited operating history and requires substantial funds in addition to the proceeds from the sale of the Units; (b) an investment in the Company is highly speculative and only subscribers who can afford the loss of their entire investment should consider investing in the Company and the Units; (c) such Subscriber may not be able to liquidate its investment; (d) transferability of the Securities (including the underlying Ordinary Shares) is extremely limited; and (e) in the event of a disposition of the Securities (including the underlying Ordinary Shares), such Subscriber can sustain the loss of its entire investment. Such Subscriber agrees, acknowledges and understands that such risks are set forth in greater detail in the Form 8-K, and further that such Subscriber has carefully reviewed and considered the risk factors discussed in the “Risk Factors” section of the Form 8-K.

          2.12      Consultation with Advisors. Such Subscriber has carefully considered and has discussed with such Subscriber’s legal, tax, accounting and financial advisors, to the extent such Subscriber has deemed necessary, the suitability of this investment and the transactions contemplated by this Agreement for such Subscriber’s particular federal, state, local and foreign tax and financial situation and has independently determined that this investment and the transactions contemplated by this Agreement are a suitable investment for such Subscriber. Such Subscriber has relied solely on such advisors and not on any statements or representations of the Company, the Placement Agent or any of their respective agents. Such Subscriber understands that such Subscriber (and not the Company or the Placement Agent) shall be responsible for such Subscriber’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

          2.13      Governmental Review. Such Subscriber agrees, acknowledges and understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Units or an investment therein.

          2.14      Transfer or Resale. Such Subscriber agrees, acknowledges and understands that:

                         (i)      the Securities have not been and, except as set forth herein, are not being registered under the Securities Act or any applicable state securities or “blue sky” laws. Consequently, such Subscriber may have to bear the risk of holding the Securities for an indefinite period of time because the Securities may not be transferred unless: (i) the resale of the Securities is registered pursuant to an effective registration statement under the Securities Act; (ii) such Subscriber has delivered to the Company an opinion of counsel reasonably acceptable to the Company and its counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Securities are sold or transferred pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”);

                         (ii)      it is familiar with Rule 144 and that any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission promulgated thereunder; and

                         (iii)      except as set forth herein, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities or “blue sky” laws or to comply with the terms and conditions of any exemption thereunder.

          2.15      Legends. Such Subscriber agrees, acknowledges and understands that the certificates representing the Securities (the “Restricted Securities”) will bear restrictive legends in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Restricted Securities).

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE REOFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS REOFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

          Such Subscriber agrees, acknowledges and understands that the Company will make a notation in the appropriate records with respect to the foregoing restrictions on the transferability of the Restricted Securities. Certificates evidencing the Restricted Securities shall not be required to contain such legend or any other legend (a) following any sale of the Restricted Securities pursuant to Rule 144, or (b) if the Restricted Securities are eligible for sale under Rule 144 or have been sold pursuant to a registration statement and in compliance with the Subscriber’s obligations set forth in this Agreement, or (c) such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission), in each such case (a) through (c) to the extent reasonably determined by the Company’s legal counsel.

          2.16      Residency. Such Subscriber is a resident of the jurisdiction set forth immediately below such Subscriber’s name on the signature pages hereto.

          2.17      Acknowledgements Regarding Placement Agent.

          Such Subscriber agrees, acknowledges and understands that the Placement Agent is acting as placement agent for the Units being offered hereby and will be compensated by the Company for acting in such capacity, including, but not limited to: (i) a commission equal to 7% of the aggregate gross proceeds of the Units sold in this Offering to the Placement Agent; (ii) warrants to purchase a number of the Company’s Ordinary Shares equal to 5% of the number of Ordinary Shares underlying the Preference Shares sold in this Offering, exercisable at any time at a price equal to $5.00 per share (“Agent Warrants”) to the Placement Agent or its designees; and (iii) indemnification of the Placement Agent against certain liabilities, including liabilities under the Securities Act. Such Subscriber further agrees, acknowledges and understands that the Placement Agent have acted solely as agents of the Company in connection with the Offering, that the information and data provided to the Subscriber in connection with the transactions contemplated hereby have not been subjected to independent verification by the Placement Agent and that the Placement Agent make no representation or warranty with respect to the accuracy or completeness of such information, data or other related disclosure material. Such Subscriber further agrees and acknowledges that in making its decision to enter into this Agreement and purchase the Units, it has relied on its own examination of the Company and the terms and consequences of holding the Units and has not relied on the advice of any other Subscriber’s business and/or legal counsel. Such Subscriber further agrees, acknowledges and understands that the provisions of this section are for the benefit of, and may be enforced by, the Placement Agent as well as the Company.

          Such Subscriber agrees, acknowledges and understands that the Placement Agent may engage other persons, selected by it in the Placement Agent’s discretion, who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”), formerly the National Association of Securities Dealers, Inc., or who are located outside the United States, to assist the Placement Agent in connection with this Offering and that the Placement Agent shall be responsible for the compensation of any selected dealer so engaged.

          2.18      Not a Registered Representative. Such Subscriber agrees, acknowledges and understands that if it is a Registered Representative of a FINRA member firm, he or she must give such firm the notice required by FINRA’s Rules of Fair Practice, receipt of which must be acknowledged by such firm in the Investor Questionnaire attached hereto as Exhibit B.

          2.19      No Brokers. Such Subscriber has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. Such Subscriber hereby agrees to indemnify and hold harmless the Company and the Placement Agent from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of such Subscriber hereunder.

          2.20      Reliance on Representations. Such Subscriber agrees, acknowledges and understands that the Company and its counsel, as well as the Placement Agent and their counsel, are entitled to rely on the representations, warranties and covenants made by such Subscriber herein. Such Subscriber further represents and warrants that this Subscription Agreement and the Investor Questionnaire accompanying this Subscription Agreement do not contain any untrue statement or a material fact or omit any material fact concerning Subscriber.

          2.21      No Representations by Placement Agent. Such Subscriber acknowledges that the Placement Agent (including any of their members, managers, employees, agents or representatives) have not made any representations or warranties to such Subscriber concerning the Company and its subsidiaries and their respective businesses, condition (financial or otherwise) or prospects.

          2.22      Additional Representations and Warranties of Non-United States Persons. As an alternative to the representations contained in Section 2.7 hereof, such Subscriber represents:

                         (i)      At the time such Subscriber was offered the Securities, it was not, and at the date hereof, such Subscriber is not a “U.S. Person” which is defined below:

(A)	Any natural person resident in the United States;

(B)	Any partnership or corporation organized or incorporated under the laws of the United States;

(C)	Any estate of which any executor or administrator is a U.S. person;

(D)	Any trust of which any trustee is a U.S. person;

(E)	Any agency or branch of a foreign entity located in the United States;

(F)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(H)

Any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act) who are not natural persons, estates or trusts.

 “United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

                         (iii)      Such Subscriber understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities in any country or jurisdiction where action for that purpose is required.

                         (iv)      Such Subscriber (i) as of the execution date of this Agreement is not located within the United States, and (ii) is not purchasing the Securities for the account or benefit of any U.S. person except in accordance with one or more available exemptions from the registration requirements of the Securities Act or in a transaction not subject thereto.

                         (v)      Such Subscriber will not resell the Securities except in accordance with the provisions of Regulation S (Rule 901 through 905 and Preliminary Notes thereto), pursuant to a registration under the Securities Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act.

                         (vi)      Such Subscriber will not engage in hedging transactions with regard to shares of the Company prior to the expiration of the distribution compliance period specified in Category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 of Regulation S, as applicable, unless in compliance with the Securities Act; and as applicable, shall include statements to the effect that the securities have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

                         (vii)      No form of “directed selling efforts” (as defined in Rule 902 of Regulation S under the Securities Act), general solicitation or general advertising in violation of the Securities Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by such Subscriber or any of their representatives in connection with the offer and sale of the Shares.

          2.23      Short Sales and Confidentiality. Other than the transaction contemplated hereunder, such Subscriber has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Subscriber, executed any transaction, including short sales (but not including the location and/or reservation of borrowable ordinary shares), in the securities of the Company during the period commencing from the time that such Subscriber first received a term sheet from the Company or any other person setting forth the material terms of the transactions contemplated hereunder until the date that the transactions contemplated by this Agreement are first publicly disclosed. Such Subscriber covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Subscriber will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Such Subscriber understands and acknowledges that the Commission currently takes the position that coverage of short sales of shares of the ordinary shares “against the box” prior to the effective date of the Registration Statement with the Securities is a violation of Section 5 of the 1933 Act, as set forth in Securities Act Sections Compliance and Disclosure Interpretations 239.10, dated November 26, 2008, published by the Division of Corporation Finance of the Securities and Exchange Commission. Notwithstanding the foregoing, such Subscriber hereby represents, warrants and covenants that it will not engage in short sales in the securities of the Company for a period of twenty four (24) months following the Closing of the Offering.

          2.24      No Distribution. Such Subscriber represents and warrants that such Subscriber has: (i) not distributed or reproduced any confidential information provided to such Subscriber by the Company, in whole or in part, at any time, without the prior written consent of the Company, (ii) kept confidential the existence of any and all confidential information made available in connection with such Subscriber’s investigation of the Company and (iii) refrained and shall refrain from trading in the publicly-traded securities of the Company for so long as such recipient has been in possession of any material non-public information.

III.        REPRESENTATIONS BY THE COMPANY

          The Company hereby represents and warrants to each Subscriber and the Placement Agent as follows, with the intention and understanding, as to matters pertaining to the Company, that such representations and warranties are made as of the Closing and assuming that the Combination shall have been consummated immediately prior to the Closing:

          3.1        Organization and Qualification.

          The Company is duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on (a) the business, operations assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company or any Subsidiary to perform its obligations pursuant to the transactions contemplated by this Agreement or under any instruments to be entered into or filed in connection herewith (collectively, a “Material Adverse Effect”).

          Each Subsidiary has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Each Subsidiary is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. All of the issued and outstanding capital stock of each Subsidiary is owned, directly or indirectly, by the Company, in each case, free and clear of any liens, and has been duly authorized and validly issued, and is non-assessable. Except for the Subsidiaries, the Company does not presently own or control, directly or indirectly, any interest in any other subsidiary, corporation, association or other business entity.

          3.2        Authorization; Enforcement. (a) The Company has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Units in accordance with the terms hereof; (b) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including without limitation the issuance of the Preference Shares and Warrants) have been duly authorized by the Company’s Board of Directors (the “Board”) and no further consent or authorization of the Company, its Board or its shareholders is required that has not or will not be obtained prior to the Closing; (c) this Agreement has been duly executed by the Company; and (d) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

          3.3        Capitalization. The authorized capital stock of Company consists of 100,000,000 ordinary shares of $0.002112 par value each and 20,000,000 preference shares of $0.002112 par value each. As of the date hereof (a) 31,000,062 ordinary shares (including ordinary shares issued in connection with the Combination) are issued and outstanding, (b) no preference shares are issued and outstanding, and (c) no ordinary shares or preference shares are held by the Company in its treasury. There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any Ordinary Shares or Preference Shares, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Ordinary Shares or Preference Shares, or securities or rights convertible or exchangeable into Ordinary Shares or preferred shares. The issue and sale of the Units, Preference Shares, Warrants and underlying Ordinary Shares of the Warrants will not, immediately or with the passage of time, obligate the Company to issue any securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

          3.4        Issuance of Units. The Units, Preference Shares, Warrants and the underlying Ordinary Shares purchased under this Agreement are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof, will not be subject to preemptive rights or other similar rights of stockholders of the Company, and will not impose personal liability on the holders thereof. The Preference Shares and the underlying Ordinary Shares, when issued in accordance with the Warrants, and upon receipt by the Company of the consideration set forth therein, shall have been duly authorized, validly issued, fully paid and non-assessable, free and clear from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof, will not be subject to preemptive rights or other similar rights of stockholders of the Company, and will not impose personal liability on the holders thereof. The Preference Shares when paid for or issued shall be entitled to the rights and preferences set forth in the Preference Share Terms. The Company will, at all times while the Preference Shares and Warrants are outstanding, maintain an adequate reserve of duly authorized Ordinary Shares equal to the number of Ordinary Shares issuable upon the exercise in full of the Warrants.

          3.5        No Conflicts; No Violation.

          The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Units and the securities underlying the Units) will not: (i) conflict with or result in a violation of any provision of its Memorandum and Articles of Association or the certificate of incorporation, by-laws or other organizational documents of any Subsidiary; (ii) violate or conflict with, result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time, or both, could become a default) under or give to others any rights of termination, amendment, acceleration or cancellation of any material agreement, indenture, patent, patent license or instrument to which the Company or any Subsidiary is a party; or (iii) result in a material violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities or “blue sky” laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected (except for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).

          Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities or “blue sky” laws or any listing agreement with any securities exchange or automated quotation system, neither the Company nor any Subsidiary is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of the Company’s obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Units in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

          3.6        Absence of Certain Changes. Since December 25, 2009 there has been no material adverse change in the assets, liabilities, business, properties, operations, financial condition, prospects or results of operations of the Company or any Subsidiary.

          3.7        Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary or any of their respective officers or directors acting as such that could, individually or in the aggregate, have a Material Adverse Effect.

          3.8        Tax Status. The Company has timely made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company or such Subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the knowledge of the Company, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. To the Company’s knowledge, none of the Company’s tax returns are presently being audited by any taxing authority.

          3.9        No Brokers. Neither the Company nor any Subsidiary has taken any action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with the Placement Agent, whose commissions and fees will be paid by the Company.

          3.10      Investment Company Status. Neither the Company nor any Subsidiary is, and upon consummation of the sale of the Units will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

          3.11      Placement Agent. The Company has engaged, consented to and authorized the Placement Agent to act as agent of the Company in connection with the transactions contemplated by this Agreement. The Company will pay the Placement Agent a commission in the form of both cash and the Agent Warrants in connection with the Offering as described in the Form 8-K, and the Company agrees to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act.

          3.12      Financial Statements. The financial statements of Leewell and its operating subsidiaries in the form delivered to the Subscribers (the “Subsidiary Financial Statements”) fairly present in all material respects the financial condition and position of Leewell and its operating subsidiaries at the dates and for the periods indicated; and have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods covered thereby, except as may be otherwise specified in such Subsidiary Financial Statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Leewell and its operating subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Since the date of the most recent balance sheet included as part of the Subsidiary Financial Statements, there has not been: (a) any change in the assets, liabilities, financial condition or operations of Leewell and its operating subsidiaries from that reflected in the Subsidiary Financial Statements, other than changes in the ordinary course of business, including ongoing losses, none of which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect; or (b) any other event or condition of any character that, either individually or cumulatively, would reasonably be expected to have a Material Adverse Effect, except for the expenses incurred in connection with the transactions contemplated by this Agreement.

          3.13      Disclosure. This Agreement, the schedules and exhibits hereto and all other documents delivered to the Subscribers in connection herewith at the Closing, do not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no facts that, individually or in the aggregate, would have a Material Adverse Effect that have not been disclosed in the Offering Documents (including the schedules and exhibits thereto) or any other documents delivered to the Subscribers in connection herewith or therewith at the Closing.

          3.14      Securities Law Exemption. Assuming the truth and accuracy of each Subscriber’s representations and warranties in this Agreement and the truth and accuracy of each of the other Subscribers’ representations and warranties set forth in the subscription agreements executed by such other Subscribers, the offer, sale and issuance of the Securities as contemplated by this Agreement and the other subscription agreements are exempt from the registration requirements of the Act and applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

          3.15      No Integrated Offering. Neither the Company nor any of its respective affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act. The issuance of the Units and the securities underlying the Units will not be integrated with any past issuance of the Company’s securities for purposes of the Securities Act. Except as disclosed in the Form 8-K, the Company has not sold or issued any Ordinary Shares, preferred shares, convertible notes or warrants during the past six months, including sales pursuant to Rule 144A, Regulation D or Regulation S under the Act, other than shares issued pursuant to employee benefit plans, if any.

          3.16      Books and Records. The books, records and accounts of each of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its Subsidiaries, all to the extent required by generally accepted accounting principles.

          3.17      No Restriction on Ability to Pay Dividends. The Company is not party to any contract, agreement, arrangement or other understanding, oral or written, express or implied, and is not subject to any provision in its Memorandum and Articles of Association or other governing documents or resolutions of the Board of Directors, that could restrict, limit, prohibit or prevent the Company’s ability to pay dividends on the Preference Shares in the manner and amounts contemplated by the Preference Share Terms.

IV.         TERMS OF SUBSCRIPTION

          4.1        The minimum subscription by any single Subscriber shall be $50,000.00; provided that the Company or the Placement Agent reserves the right to accept, in their sole discretion, subscriptions for a lesser amount of Securities. The Offering shall terminate at the earlier of (i) the date upon which subscriptions for all of the Units offered hereby have been accepted; (ii) April 15, 2010, unless extended by the Company, the Lead Investor, and the Placement Agent without notice to investors to a date not later than April 30, 2010; or (iii) the date upon which the Company, the Lead Investor and the Placement Agent elect to terminate the Offering. Subject to the satisfaction of the conditions of the obligations of the Company and each Subscriber set forth herein the Closing shall occur upon receipt of a properly executed copy of this Agreement from each Subscriber and the purchase price for the Securities being purchased by each Subscriber. The date of the Closing is referred to herein as the “Closing Date.”

          4.2        Pending the Closing Date, all funds paid hereunder shall be deposited by the Company in escrow with the Escrow Agent.

          4.3        Each Subscriber hereby authorizes and directs the Company to deliver the Units to be issued to such Subscriber pursuant to this Agreement to the residential or business address indicated on the signature page hereto or to any customer account maintained with the Placement Agent.

          4.4        Each Subscriber hereby authorizes and directs the Company to return, without interest, any funds for unaccepted subscriptions (including any subscriptions that were not accepted as a result of the termination of the Offering) to the same account from which the funds were drawn, including any customer account maintained with the Placement Agent.

          4.5        The Company’s agreement with each Subscriber is a separate agreement and the sale of Units to each Subscriber is a separate sale.

V.          COVENANTS OF THE COMPANY AND SUBSCRIBER

          5.1      Form D; Blue Sky Laws. The Company shall timely file with the Commission, and the applicable states, a Notice of Sale of Units on Form D with respect to the Offering, as required under Regulation D.

          5.2      Lock-Up Agreements. The management of the Company shall be subject to the terms and provisions of certain lock-up agreements (the “Lockup Agreements”) in substantially the form attached as Exhibit C, which shall provide the manner in which certain shareholders, officers and directors of the Company may sell, transfer or dispose of their Ordinary Shares.

          5.3      Board of Directors. Subject to the terms and provisions of that certain Holdback Escrow Agreement by and among the Company, the Placement Agent, and the Lead Investor, in substantially the form attached as Exhibit D (the “Holdback Escrow Agreement”), as soon as possible, but no later than three (3) months after the Combination, the Company shall nominate a five (5) member Board of Directors, of which a majority of such Board shall be independent (as that term is defined for SEC purposes and NASDAQ rules and regulations) (the “New Board”) and take all actions, and obtain all authorizations, consents and approvals as are required to be obtained in order to effectuate the election of these nominees. Ten Percent (10%) of the Offering proceeds shall be held in escrow until the New Board is duly appointed, subject to the terms and provisions of the Holdback Escrow Agreement.

          5.4        Chief Financial Officer. Subject to the terms and provisions of the Holdback Escrow Agreement, as soon as possible, but no later than three (3) months after the Combination, the Company shall employ a English-speaking Chief Financial Officer who shall have experience with financial reporting companies under Sarbanes-Oxley and other federal or state securities laws and shall also meet the approval and requirements of the Lead Investor. Such approval shall not be unreasonably withheld. Ten percent (10%) of the Offering proceeds shall be held in escrow until such Chief Financial Officer is duly appointed, subject to the terms and provisions of the Holdback Escrow Agreement.

          5.5        Investor Relations Firm. Subject to the terms and provisions of that certain Investor Relations Escrow Agreement by and among the Company, the Placement Agent, and the Lead Investor, in substantially the form attached as Exhibit E (the “Investor Relations Escrow Agreement”), the Company shall place a total of $120,000 in an escrow account with Collateral Agents, LLC to be allocated for Investor Relations activities (the “IR Holdback Amount”). The IR Holdback Amount shall be disbursed in accordance with the terms of the Investor Relations Escrow Agreement. The Lead Investor shall have the right to consent to any successor to the Company’s current investor relations firm, which consent it shall not unreasonably withhold.

          5.6        Filing the Exchange Application. The Company shall submit an application to list and trade its Ordinary Shares on a Senior Exchange at the earliest possible time but not later than the date which is thirty (30) days of the Registration Statement (as defined below in Section 8.1) being declared effective. “Senior Exchange” shall mean Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or any successor market thereto, NYSE Amex or any successor market thereto, or NYSE or any successor market thereto.

          5.7        Make Good Agreement. Pursuant to the terms of a make good and escrow agreement (the “Make Good Agreement”) attached hereto as Exhibit F, management has agreed to place a total of 7,500,000 insider shares of management’s Ordinary Shares (the “Escrow Shares”) in an escrow account maintained by Collateral Agents, LLC (the “Make Good Escrow Agent”) as security to ensure that the Company meets certain performance targets for the fiscal years ending 2010 and 2011. The Escrow Shares will be transferrable in accordance with the terms of the Make Good Agreement.

          5.8        Compliance with Law. As long as each Subscriber owns any of the Units, the Company will conduct its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business (including, without limitation, all applicable local, state and federal environmental laws and regulations), except for those laws, rules and regulations the failure to comply with which would not have a Material Adverse Effect.

          5.9        Sales by Subscribers. Each Subscriber shall sell any and all Registrable Securities (as defined below) purchased hereby in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. Each Subscriber will not make any sale, transfer or other disposition of the Units in violation of federal or state securities or “blue sky” laws and regulations.

          5.10      No Change of Control. The Company will not undertake a Change of Control (as defined below) transaction for a period of twenty four (24) months from the Closing of the Offering without the written consent of the Lead Investor.

          “Change in Control” shall mean (i) the acquisition by any one person, or more than one person acting as a group (within the meaning of Rule 13d-3), of ownership of stock of the Company possessing more than 50% of the total voting power of the capital stock of the Company (an “Acquirer”); or (ii) (a) any consolidation or merger of the Company, in which the stockholders of the Company immediately before the consolidation or merger will not own 50% or more of the voting shares of the continuing or surviving corporation (or if the transaction is structured as merger or consolidation of subsidiaries, 50% or more of the continuing or surviving parent corporation) immediately after such consolidation or merger, or (b) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company.

          5.11      Dilution. For a period of twenty-four (24) months after the Combination (the “Dilution Period”), issuances of any Ordinary Shares or securities convertible into or exercisable for Ordinary Shares resulting in dilution of more than 10% of the “book value” of the Company’s Ordinary Shares will require the approval of the independent directors of the board. Additionally, during the Dilution Period, the Company shall not offer any Ordinary Shares or securities convertible into or exercisable for Ordinary Shares at an offering price less than $4.00 per share except for Exempt Issuances (as defined below). If any such shares are issued during the Dilution Period, regardless of the context of such issuance, at a price per share of less than $4.00 (subject to equitable adjustment in the event of stock dividends, stock split, stock consolidation or other capital reorganization) (the “Lower Price Issuance”) without the consent of the Lead Investor, then the Company shall issue, for each such occasion, additional shares of common stock to each Subscriber so that the per share purchase price of the Ordinary Shares purchased by each Subscriber is equal to such other lower price per share. The delivery to each Subscriber of the additional Ordinary Shares shall be not later than the closing date of the transaction giving rise to the requirement to issue additional Ordinary Shares. For purposes of this paragraph, the issuance of any security of the Company carrying the right to convert such security into Ordinary Shares or of any warrant, right or option to purchase Ordinary Shares shall be deemed to be the issuance of the additional Ordinary Shares upon the sooner of the agreement to or actual issuance of such convertible security, warrant, right or option and again at any time upon any subsequent issuances of Ordinary Shares upon exercise of such conversion or purchase rights if upon such actual issuance the Ordinary Shares are issued at a price that is lower than the purchase price for such Ordinary Shares that was in effect upon issuance. As used in this paragraph, “Exempt Issuance” means the issuance of (a) Ordinary Shares or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by the Board of Directors of the Company or a majority of the members of a committee of directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder or to any placement agents in connection with the transactions contemplated hereby and/or securities exercisable or exchangeable for or convertible into Ordinary Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

          5.12      Expenses. The Company and each Subscribers are liable for, and shall pay, their own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expense, provided, however, the Lead Investor shall be entitled to recoup its non-accountable transaction expenses from the Offering proceeds up to a total of $100,000. The Company shall place a total of $1,000,000 of the Offering proceeds in an escrow account with Collateral Agents, LLC for use in payment of fees and expenses related to becoming a public company.

          5.13      Mandatory Conversion. All outstanding Preference Shares shall automatically convert into Ordinary Shares, without any further action on the part of the Subscribers, in accordance with the Preference Share Terms and applicable laws.

          5.14      No Commissions in Connection with Conversion of Preference Shares. In connection with the conversion of the Preference Shares into Ordinary Shares, neither the Company nor any person acting on its behalf will take any action that would result in the Ordinary Shares being exchanged by the Company other than with the then existing holders of the Preference Shares exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting the exchange in compliance with Section 3(a)(9) of the Securities Act.

VI.         CONDITIONS TO OBLIGATIONS OF THE SUBSCRIBERS

          Each Subscriber’s obligation to purchase Units at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions, which conditions may be waived at the option of such Subscriber to the extent permitted by law:

          6.1        Representations and Warranties Correct. The representations and warranties made by the Company herein shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

          6.2        Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to such purchase shall have been performed or complied with in all material respects.

          6.3        No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

          6.4        No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person which shall not have been obtained to issue the Units (except as otherwise provided in this Agreement).

          6.5        Legal Opinion. On the Closing Date, the Company will provide an opinion reasonably acceptable to the Subscribers and the Placement Agent from the Company’s legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by the Placement Agent.

          6.6        Officer’s Certificates. The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer, dated as of the Closing Date, certifying to the Subscribers and Placement Agent the fulfillment of the conditions specified herein and the representations and warranties and conditions set forth in the Agreement.

          6.7        Secretary Certificates. The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying to the Subscribers and Placement Agent the resolutions adopted by the Board of Directors of the Company approving, as applicable, the transactions contemplated by this Agreement and the other Offering Documents, and the issuance of the Units, certifying the current versions of its Memorandum and Articles of Association or other organizational documents and certifying as to the signatures and authority of persons signing the Offering Documents and related documents on its behalf.

          6.8        Preference Share Terms. The Board of Directors of the Company shall have adopted on or before the Closing the Preference Share Terms in the form attached hereto as Exhibit A.

VII.        CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY TO SELL SECURITIES

The obligation of the Company to sell the Units at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

          7.1        Representations and Warranties. The representations and warranties of each Subscriber contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date.

          7.2        Performance. Each Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Offering agreements to be performed, satisfied or complied with by such Subscriber at or prior to the Closing.

          7.3        No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction agreements.

          7.4        Subscriber Deliverables. Each Subscriber shall have delivered its Investment Amount in accordance with Article I hereof duly executed by such Subscriber. Each U.S. Subscriber shall have delivered a duly completed Investor Questionnaire in the form attached as Exhibit B.

          7.5        Termination. This Agreement shall not have been terminated as to such Subscriber in accordance with Section 9.21.

VIII.      REGISTRATION RIGHTS

          8.1        Registration; Definitions.

          No later than thirty (30) days following the Closing of the Offering (the “Filing Date”), the Company shall prepare and file with the Commission a registration statement covering the resale of all of the Ordinary Shares upon conversion of the outstanding shares of Preference Shares (the “Conversion Shares”) and the Warrant Shares (collectively, the “Registrable Securities”) on Form S-1 (or another appropriate form in accordance herewith) (the “Registration Statement”). Subject to the terms of this Agreement, the Company shall use its commercially best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in no event later than 180 days following the Closing of the Offering (the “Effective Date”), and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the date when all Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”).

          If a Registration Statement covering 100% of the Registrable Securities is not filed with the Commission on or prior to the Filing Date or declared effective on or prior to the Effective Date by the Commission, the Company shall pay to each Subscriber per calendar month, or portion thereof, liquidated damages equal to one percent (1%) of the aggregate purchase price paid by such Subscriber pursuant to this Agreement until such time as such Registration Statement shall have been filed with the Commission or declared effective by the Commission, as the case may be. For the avoidance of doubt, the maximum aggregate liquidated damages payable to each Subscriber under this Agreement shall be ten percent (10%) of the aggregate purchase price paid by such Subscriber pursuant to this Agreement.

          The securities shall only be treated as Registrable Securities if and only for so long as they (i) have not been sold (A) pursuant to a registration statement; (B) to or through a broker, dealer or underwriter in a public distribution or a public securities transaction; and/or (C) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale; (ii) are not held by a Holder or a permitted transferee; and (iii) are not eligible for sale pursuant to Rule 144 (or any successor thereto) under the Securities Act.

          The term “Holder” shall mean any person owning or having the right to acquire Registrable Securities or any permitted transferee of a Holder.

          8.2        Registration Procedures.

          In connection with the Company’s registration obligations set forth herein, the Company shall:

          Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities.

          Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

          Comply with all applicable rules and regulations of the Commission.

          Use its commercially best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

          Furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

          8.3        Registration Expenses. All fees and expenses of the Company incident to the performance of or compliance with the registration obligations by the Company, which shall not include payment of any fees of counsel to any of the Subscribers, shall be borne by the Company.

          8.4        Indemnification. In the event that any Registrable Securities are included in a Registration Statement under this section:

          To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any rule or regulation promulgated under the Securities Act, or the Exchange Act, and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          To the extent permitted by law, each Holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this section, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any indemnity under this section exceed the greater of the cash value of the (i) gross proceeds from the offering received by such Holder or (ii) such Holder’s investment pursuant to this Agreement as set forth on the signature page attached hereto.

          Promptly after receipt by an indemnified party under this section of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel selected by the indemnifying party and approved by the indemnified party (whose approval shall not be unreasonably withheld); provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this section, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this section.

          If the indemnification provided for in this section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          The obligations of the Company and Holders under this section shall survive the completion of any offering of Registrable Securities in a registration statement.

          8.5        Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

          8.6        Cutback. In connection with filing the Registration Statement, if the Commission limits the amount of Registrable Securities to be registered for resale pursuant to Rule 415 under the Securities Act, then the Company shall be entitled to exclude such disallowed Registrable Securities (the “Cut Back Shares”) on a pro rata basis among the Holders thereof. The Company shall prepare, and, as soon as practicable but in no event later than the six (6) months from the date the Company’s Registration Statement was declared effective, file with the SEC an additional registration statement (“Additional Registration Statement”) on Form S-1 covering the resale of all of the disallowed Registrable Securities not previously registered on an Additional Registration Statement hereunder. In the event that Form S-1 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another appropriate form. The Company shall use its commercially best efforts to have each Additional Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the ninety (90) days from the filing date of the Additional Registration Statement. No liquidated damages under Section 8.1 shall accrue on or as to any Cut Back Shares, and the required Filing Date for such additional Registration Statement including the Cutback Shares will be tolled, until such time as the Company is able to effect the registration of the Cut Back Shares in accordance with any SEC comments.

          8.7        Waivers. With the written consent of the Company and the Holders holding at least a majority of the Registrable Securities that are then outstanding, any provision of this section may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Holders, if any, who have not previously received notice thereof or consented thereto in writing.

IX.        MISCELLANEOUS

          9.1        Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States federal and state courts located in the State of New York with respect to any dispute arising under this Agreement or the transactions contemplated hereby or thereby.

          9.2        Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

          9.3        Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

          9.4        Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform to such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

          9.5        Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. Except as set forth in herein, no provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

          9.6        Notices. Any notices required or permitted to be given under the terms of this Agreement must be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) and will be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally, or by courier (including a recognized overnight delivery service), in each case addressed to a party. The addresses for such communications are:

If to the Company:	Dragon Acquisition Corporation
Shandong Motorway Building
29 Miaoling Road
Qingdao 266000
People’s Republic of China

With copies (which shall not constitute a notice) to:

Pillsbury Winthrop Shaw Pittman LLP
2300 N Street NW
Washington, D.C. 20037
Facsimile: 202.663.8007
Attn.: Louis A. Bevilacqua, Esq.

If to a Subscriber:	To the address set forth immediately below such
Subscriber’s name on the signature pages hereto.

With copies (which shall not constitute a notice) to:

Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Facsimile: 732.577.1188
Attn.: Joseph M. Lucosky, Esq.

Each party will provide written notice to the other parties of any change in its address. Each party will copy the Placement Agent on any such notices as follows:

Brean Murray, Carret & Co., LLC
570 Lexington Avenue
New York, NY 10022
Fax: (212) 702-6548
Attn.: Richard L. Serrano

          9.7        Removal of Legends. Upon the earlier of (i) registration for resale as set forth herein, or (ii) an exemption under Rule 144 becoming available, the Company shall (A) deliver to the transfer agent for the Securities (the “Transfer Agent”) irrevocable instructions that the Transfer Agent shall reissue a certificate representing Ordinary Shares without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with either (1) a customary representation by the Subscriber that Rule 144 applies to the Ordinary Shares represented thereby or (2) a statement by the Subscriber that such Subscriber has sold the Ordinary Shares represented thereby in accordance with the Plan of Distribution contained in the registration statement, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act subject to such investor and broker representations and notifications that counsel may reasonably request. From and after the earlier of such dates, upon a Subscriber’s written request, the Company shall promptly cause certificates evidencing the Subscriber’s securities to be replaced with certificates which do not bear such restrictive legends, and Ordinary Shares subsequently issued upon due exercise of the Warrants or conversion of the Preference Shares shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Ordinary Shares underlying the Warrants or the Preference Shares.

          9.8        Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Subscriber and each Subscriber may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company. Notwithstanding the foregoing, each Subscriber may assign all or part of its rights and obligations hereunder to any of its “affiliates,” as that term is defined under the Securities Act, without the consent of the Company so long as the affiliate is an accredited investor (within the meaning of Regulation D) and agrees in writing to be bound by this Agreement. This provision does not limit any Subscriber’s right to transfer the Preference Shares or Warrants pursuant to the terms of this Agreement or to assign any Subscriber’s rights hereunder to any such transferee pursuant to the terms of this Agreement.

          9.9        Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except that either Placement Agent is an intended beneficiary of all representations and warranties by any party and all covenants made by the parties, including but not limited to the Registration Rights provided herein.

          9.10      Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          9.11      No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

          9.12      Equitable Relief. The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Subscribers. The Company therefore agrees that the Subscribers are entitled to seek temporary and permanent injunctive relief in any such case.

          9.13      Acceptance. Upon the execution and delivery of this Agreement by each Subscriber, this Agreement shall become a binding obligation of each Subscriber with respect to the purchase of Units as herein provided, subject to acceptance by the Company; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other Subscribers and to add and/or delete other persons as Subscribers.

          9.14      Waiver. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

          9.15      Other Documents. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

          9.16      Public Statements. Each Subscriber agrees not to issue any public statement with respect to such Subscriber’s investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

          9.17      Exculpation Among Subscribers. Each Subscriber agrees, acknowledges and understands that it is not relying on any of the other Subscribers in making its investment or decision to invest in the Company. Each Subscriber agrees, acknowledges and understands that none of the other Subscribers nor their respective controlling persons, officers, directors, partners, agents or employees shall be liable to such Subscriber for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Units or the execution of or performance under this Agreement, nor shall such Subscriber be liable to the other Subscribers for any action heretofore or hereafter taken or omitted to be taken by such Subscriber in connection with the purchase of the Units or the execution of or performance under this Agreement.

          9.18      Press Release and 8-K. By 9:30 a.m. (New York City time) on the day following the Closing Date, the Company shall, in consultation with the Placement Agent, issue a press release disclosing the consummation of the transactions contemplated by this Agreement and within four (4) business days following the Closing Date, the Company shall file a Current Report on Form 8-K with the SEC disclosing such information required by Form 8-K.

          9.19      Several Obligations. The obligations of each Subscriber under any Offering agreements are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under any Offering agreement. Nothing contained herein or in any other Offering agreement, and no action taken by any Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Offering agreements. Each Subscriber confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Subscriber shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Offering agreements, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Subscribers has been provided with the same Offering agreements for the purpose of closing a transaction with multiple Subscribers and not because it was required or requested to do so by any Subscriber.

          9.20      Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

          9.21      Termination. This Agreement may be terminated prior to Closing:

          (a)      by written agreement of the Lead Investor and the Company, a copy of which shall be provided to the Escrow Agent; and

          (b)      by the Company or a Subscriber (as to itself but no other Subscriber) upon written notice to the other, with a copy to the Escrow Agent, if the Closing shall not have taken place by April 30, 2010; provided, that the right to terminate this Agreement under this Section 9.21(b) shall not be available to any person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

          In the event of a termination pursuant to Section 9.21(a) or 9.21(b), each Subscriber shall have the right to a return of up to its entire aggregate Purchase Price for the number of Units set forth on the signature page hereof deposited with the Escrow Agent pursuant to Section 1.3, without interest or deduction. The Company covenants and agrees to cooperate with such Subscriber in obtaining the return of its entire aggregate Purchase Price for the number of Units set forth on the signature page hereof, and shall not communicate any instructions to the contrary to the Escrow Agent.

          In the event of a termination pursuant to this Section, the Company shall promptly notify all nonterminating Subscribers. Upon a termination in accordance with this Section 9.21, the Company and the terminating Subscriber(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Subscriber will have any liability to any other Subscriber under the Transaction agreements as a result therefrom.

[Remainder of page intentionally left blank]

SIGNATURE PAGE

Please acknowledge your acceptance of the foregoing Subscription Agreement with Dragon Acquisition Corporation by signing and returning a copy to the Company whereupon it shall become a binding agreement.

NUMBER OF UNITS ______________ x $4.00  = ____________________________  (the “Purchase Price”)

Signature	Signature (if purchasing jointly)

Name Typed or Printed	Name Typed or Printed

Entity Name	Entity Name

Address	Address

City, State and Zip Code	City, State and Zip Code

Telephone - Business	Telephone - Business

Telephone – Residence	Telephone – Residence

Facsimile – Business	Facsimile - Business

Facsimile – Residence	Facsimile – Residence

Tax ID # or Social Security #	Tax ID # or Social Security #

Name in which securities should be issued:   ____________________________

Dated: _____________, 2010

[Subscriber Signature Page to the Subscription Agreement]

This Subscription Agreement is agreed to and accepted as of ________________, 2010.

DRAGON ACQUISITION CORPORATION

By:   _____________________________
         Name:
         Title:

[Company Signature Page to the Subscription Agreement]

ANNEX A

SCHEDULE OF SUBSCRIBERS

Name	Investment Amount	Number of Shares	Number of Warrants
Access America Fund, LP	$1,500,000	375,000	187,500
Taylor International Fund, Ltd.	$1,500,000	375,000	187,500
Hua-Mei 21st Century Partners, LP	$1,900,000	475,000	237,500
Guerrilla Partners, LP	$1,100,000	275,000	137,500
Jayhawk Private Equity Fund II, L.P.	$3,000,000	750,000	375,000
Straus Partners, L.P.	$500,000	125,000	62,500
New York Liberty Fund LLC	$200,000	50,000	25,000
Trillion Growth China LP	$500,000	125,000	62,500
Paragon Capital LP	$300,000	75,000	37,500
Equity Trust Company Custodian FBO Thomas G. Berlin IRA	$250,000	62,500	31,250
DNST Properties, LLC	$200,000	50,000	25,000
Dr. Deborah Tekdogan	$10,400	2,600	1,300
Mary Beth Shea	$52,000	13,000	6,500
Thomas E. Nolan Living Trust	$20,800	5,200	2,600
Robert C. Stendel	$15,600	3,900	1,950
J&S Spitzer Family LLC	$50,000	12,500	6,250
TOTALS	$11,098,800	2,774,700	1,387,350

EXHIBIT A

Terms of 6% Convertible Preference Shares

RIGHTS, PRIVILEGES AND RESTRICTIONS OF THE PREFERENCE SHARES

1	Definitions and Construction

In this Schedule terms not defined herein shall have the meaning ascribed to them in the memorandum and articles of association of Dragon Acquisition Corporation and, to the extent not set out herein, the Preference Shares shall have all of the rights, privileges and be subject to the restrictions of Shares.

"Preference Dividend"	means, in respect of each Preference Dividend Period, a cumulative annual dividend equal to six per cent (6%) of the amount credited as paid up on the Preference Shares.

"Preference Dividend Period"	means the twelve (12) month period beginning on a Preference Dividend Payment Date and ending on the day immediately before the next Preference Dividend Payment Date.

"Preference Dividend	means 1 January in each year.
Payment Date"

"Preference Shares"

means the preference shares in the capital of the Company, par value of US$0.002112 each, designated hereby as “6% Convertible Preference Shares” and having the rights and privileges and being subject to the restrictions set out in this Schedule.

"Preference Share Entitlement"

means an entitlement, in priority to holders of all other classes of Shares, to an amount equal to the aggregate of: (a) the amount credited as paid up on the Preference Shares; plus (b) all arrears and accruals of Preference Dividend (whether earned or declared or not) calculated down to the date on which the Company is dissolved.

2	Voting

The holder of a Preference Share shall (in respect of such Preference Share) have the right to receive notice of, attend at or vote as a Member at any general meeting of the Company or to vote on any written resolutions of the Members. Each holder of Preference Shares shall (in respect of such Preference Shares) be entitled to one vote in respect of each such Preference Share held.

3	Income and Capital

3.1

Holders of Preference Shares shall be entitled to receive an amount equal to the Preference Share Entitlement in preference and priority to any assets of the Company being distributed or paid to any holders of Ordinary Shares. Additionally, if any distribution is declared and paid on any Ordinary Shares, at the same time a distribution in an equal amount per Share shall also be declared and paid on all Preference Shares on an "as converted" basis. The right to such distributions on Preference Shares shall not be cumulative and no rights shall accrue to holders of Preference Shares by reason of the fact that distributions on Ordinary Shares are not declared in any year.

1

3.2	The Preference Dividend shall be paid in cash, accrue on a daily basis and shall be paid on each Preference Dividend Payment Date in respect of the immediately preceding Preference Dividend Period.

3.3

The Preference Dividend shall be cumulative. Notwithstanding anything contained in this Schedule or the Articles, the Directors do not need to declare it. Any Preference Dividend shall become a debt due from and immediately payable by the Company to the holders of Preference Shares on:

	(a)	the Preference Dividend Payment Date if such debt can lawfully arise on such date or dates;

	(b)	otherwise as soon afterwards as such debt can lawfully arise.

3.4	If the Company fails to pay in full any Preference Dividend on the relevant Preference Dividend Payment Date:

(a)

on the Preference Dividend Payment Date in question the Company shall pay to the relevant holders of Preference Shares on account of the relevant Preference Dividends the maximum sum (if any) which can lawfully be paid by the Company;

(b)

the whole amount of any unpaid Preference Dividend shall be increased by six per cent (6%) per annum (such amount accruing on a daily basis from the relevant Preference Dividend Payment Date until the date or dates of actual payment); and

(c)

all arrears of Preference Dividend shall be carried forward and on each succeeding Preference Dividend Payment Date the Company shall pay on account of any outstanding balance, in the order of priority set out in Clause 3.5, such amount as can then lawfully be paid, and this procedure shall continue until such time as the relevant arrears have been paid in full.

3.5	Whenever there are arrears of Preference Dividend outstanding, any funds of the Company which are available for lawful distribution shall be applied in the following order and priority:

	(a)	first, in payment of all arrears of Preference Dividend; and

	(b)	second, in payment of all Preference Dividend accruing subsequently.

3.6

On winding up of the Company holders of Preference Shares shall, in priority to any payments to be made to holders of Ordinary Shares, be entitled to Preference Share Entitlement in proportion to the amount credited as paid up on the Preference Shares held, subject to a deduction from those Preference Shares in respect of which there are monies due, of all monies due to the Company for unpaid calls, or otherwise.

2

4	Conversion

4.1

Conversion. All Preference Shares may be converted at the option of the holder thereof at any time; additionally, all Preference Shares automatically shall be converted into Ordinary Shares in the event that for a period of at least twenty (20) consecutive business days (i) the volume weighted average price of the Ordinary Shares equals or exceeds US$6.00 per Ordinary Share and (ii) average daily trading volume of the Ordinary Shares is at least 50,000 shares per day, provided, however, in no event shall the trading volume of the Ordinary Shares be lower than 30,000 shares on any business day during such twenty (20) consecutive business day period (the "Conversion"). On a Conversion, each Preference Share shall convert into one Ordinary Share. On the date of the Conversion, the Register of Members shall be updated to reflect the Conversion, and the person or persons entitled to receive the Ordinary Shares issuable upon such Conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares on that date. References in this Schedule to a "conversion" of Preference Shares shall be construed to mean the voluntary or compulsory redemption of the Preference Shares of any Member and, on behalf of such Member, automatic application of the proceeds of redemption in paying for the Ordinary Shares into which such Preference Shares have been converted. The new Ordinary Shares shall be registered in the name of the Member or in such name as the Member shall direct. On any Conversion, the holder of the Preference Share shall be entitled to all arrears and accruals of Preference Dividend (whether earned or declared or not) calculated down to the date on which such Preference Share is converted into Ordinary Shares but shall not be entitled to the repayment of the amount credited as paid up on the Preference Shares.

4.2

Share Certificates. As soon as practicable following a Conversion, each holder of Preference Shares shall surrender the certificate or certificates evidencing such Preference Shares at the office of the Company's registrar. The Company, as soon as practicable thereafter, shall issue and deliver at such office to such holder or to the holder's nominee, one or more certificates evidencing the full number of Ordinary Shares to which such Member is entitled. No fractional Ordinary Shares shall be issued by the Company upon conversion of Preference Shares, In lieu of any fractional Ordinary Shares to which the holder of Preference Shares would otherwise be entitled, the Preference shall pay cash equal to such fraction multiplied by the fair market value of one Ordinary Share as determined by the Directors and all such fractional Ordinary Shares shall be disregarded.

4.3

Subdivisions, Consolidations and Bonus Issues. In case the Company shall at any time subdivide the outstanding Ordinary Shares, or declare an issue of bonus shares on its Ordinary Shares, the number of Ordinary Shares issuable upon conversion of the Preference Shares immediately prior to such subdivision or the bonus issue shall be proportionately increased; and in case the Company shall at any time consolidate the Ordinary Shares, the number of Ordinary Shares issuable upon conversion of the Preference Shares of any series immediately prior to such consolidation shall be proportionately decreased. Any such changes shall be effective at the close of business on the date of such subdivision, consolidation or bonus issue, as the case may be.

4.4

Reorganizations or Reclassifications. In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of all or substantially all of the assets of the Company, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company but excluding any exchange of securities or merger with another corporation in which the Company is a continuing corporation and that does not result in any reclassification of or similar change in the Ordinary Shares) (each such event, a “Reorganization”), a holder of Preference Shares, upon the conversion thereof at any time thereafter shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such Reorganization, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had converted the Preference Shares immediately prior thereto, all subject to further adjustment as provided in Clause 4.3 or 4.4. The Company shall not enter into any such Reorganization unless the terms of this Clause 4 shall be applicable to the shares of stock or other securities properly receivable upon the conversion of the Preference Shares after such Reorganization. The Company shall also not enter into any such Reorganization unless the issuer of any shares of stock or other securities or property thereafter deliverable on the conversion of the Preference Shares is required to be responsible for all of the agreements and obligations of the Company immediately following such Reorganization. The Company shall also not enter into any such Reorganization unless notice of such Reorganization and of said provisions so proposed to be made, are required to be mailed to each holder of Preference Shares not less than ten (10) days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes. The Company shall also not enter into any such Reorganization unless, upon any Reorganization (and any dissolution following any Reorganization) referred to in this Clause 4, the Preference Shares will continue in full force and effect and the terms hereof (or equivalent terms) will be applicable to the shares of stock and other securities and property receivable on the conversion of the Preference Shares after the consummation of such Reorganization or the effective date of dissolution following any such Reorganization, as the case may be, and will be binding upon the issuer of any such stock or other securities, including, in the case of any such Reorganization, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of the Preference Shares as provided in this Clause 4.4. The Company shall also not enter into any such Reorganization unless, in the event the Preference Shares do not continue in full force and effect after the consummation of the transactions described in this Clause 4.4, then the Company’s securities and property (including cash, where applicable) receivable by each holder of Preference Shares are required to be delivered to such holders.

3

4.5

Whenever the number of Ordinary Shares into which the Preference Shares are convertible is adjusted as provided in this Clause 4 and upon any modification of the rights of the holders of Preference Shares in accordance with this Clause 4, the Company shall promptly prepare a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the holders of Preference Shares. The Company may, but shall not be obligated to unless requested by holders holding a majority of the Preference Shares, obtain, at its expense, a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the number of Ordinary Shares into which the Preference Shares are convertible in effect after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the holders of Preference Shares.

4.6

If the Board of Directors of the Company intends to declare or pay any dividend or other distribution with respect to the Ordinary Shares other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the holders of the Preference Shares not less than ten (10) days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution.

4

4.7

In case any event shall occur as to which the other provisions of this Clause 4 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the conversion rights represented by the Preference Shares in accordance with the essential intent and principles of the adjustments set forth in this Clause 4 then, in each such case, the Board of Directors of the Company shall in good faith determine the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the conversion rights represented by the Preference Shares. Upon such determination, the Company will promptly mail a copy thereof to the holders of Preference Shares and shall make the adjustments described therein.

5

EXHIBIT B

Investor Questionnaire

This Questionnaire must be answered fully and returned along with your completed subscription agreement in connection with your prospective purchase of securities from Dragon Acquisition Corporation (the “Company”).

The Subscriber represents and warrants that he, she or it comes within category as marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Capitalized terms used herein without definition shall have the respective meanings given such terms as set forth in the subscription agreement between Dragon Acquisition Corporation and the subscriber signatory thereto (the “Agreement”).

(1)      The undersigned represents and warrants that he, she or it comes within at least one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the undersigned comes within that category. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below

[ ]	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation. In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

[ ]

The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

[ ]	The undersigned is a director or executive officer of the Company which is issuing and selling the Units.

[ ]

The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with investment decisions made solely by Persons that are accredited Subscribers. (describe entity)

______________________________________________________
______________________________________________________

[ ]	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940. (describe entity)

______________________________________________________
______________________________________________________

[ ]

The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Units and with total assets in excess of $5,000,000. (describe entity)

______________________________________________________
______________________________________________________
[ ]

The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, where the purchase is directed by a “sophisticated person” as defined in Regulation 506(b)(2)(ii) under the Securities Act.

[ ]

The undersigned is an entity (other than a trust) all of the equity owners of which are “accredited investors” within one or more of the above categories. If relying upon this Category H alone, each equity owner must complete a separate copy of this Agreement. (describe entity)

______________________________________________________

[ ]	The undersigned is not within any of the categories above and is therefore not an accredited investor.

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the Closing Date in the event that the representations and warranties made by the undersigned in this Agreement shall cease to be true, accurate and complete.

GENERAL INFORMATION

Name: ________________________________

Date of Birth: ______________________________

Residence Address:
_______________________________________________________________

Business Address:
________________________________________________________________

Home Telephone No.:
______________________________________________________________

Business Telephone No:
____________________________________________________________

E-mail Address:
___________________________________________________________________

Preferred Mailing Address: ________Business           or _________Home (check one)

Social Security Number:
____________________________________________________________

Marital Status:
____________________________________________________________________

(2)      SUITABILITY (please answer each question)

(a) For an individual Subscriber, please describe your current employment, including the company by which you are employed and its principal business:
_____________________________________________________________________________________
_____________________________________________________________________________________
_____________________________________________________________________________________
_________________________________

(b) For an individual Subscriber, please describe any college or graduate degrees held by you:
_____________________________________________________________________________________
_____________________________________________________________________________________
______________________________________________

(c) For all Subscribers, please list types of prior investments:
_____________________________________________________________________________________
_____________________________________________________________________________________
_____________________________________________________________________________________
_________________________________

(d) For all Subscribers, please state whether you have you participated in other private placements before:

Yes _________             No __________

(e) If your answer to question (d) above was “YES”, please indicate frequency of such prior participation in private placements of:

	Public	Private	Public or Private
	Companies	Companies	[______________]

Frequently	_______________	_______________	_______________
Occasionally	_______________	_______________	_______________
Never	_______________	_______________	_______________

(f) For individual Subscribers, do you expect your current level of income to significantly decrease in the foreseeable future:

Yes _________             No __________

(g) For trust, corporate, partnership and other institutional Subscribers, do you expect your total assets to significantly decrease in the foreseeable future:

Yes _________             No __________

(h) For all Subscribers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

Yes _________             No __________

(i) For all Subscribers, are you familiar with the risk aspects and the non-liquidity of investments such as the securities for which you seek to subscribe?

Yes _________             No __________

(j) For all Subscribers, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

Yes _________             No __________

(3)      MANNER IN WHICH TITLE IS TO BE HELD. (circle one)

(a)	Individual Ownership
(b)	Community Property
(c)	Joint Tenant with Right of Survivorship (both parties must sign)
(d)	Partnership*
(e)	Tenants in Common
(f)	Company*
(g)	Trust*
(h)	Other

*If Units are being subscribed for by an entity, the Certificate of Signatory attached as Exhibit II to the Subscription Agreement must also be completed.

(4)      FINRA AFFILIATION.

Are you affiliated or associated with a FINRA member firm (please check one):

Yes _________             No __________

If yes, please describe:
_________________________________________________________

_________________________________________________________

_________________________________________________________

If Subscriber is a Registered Representative with a FINRA member firm, have the following acknowledgment signed by the appropriate party:

The undersigned FINRA member firm acknowledges receipt of the notice required by the Rules of Fair Practice.

_________________________________
Name of FINRA Member Firm

By: ______________________________
                    Authorized Officer

Date: ____________________________

(5)      FOR TRUST SUBSCRIBERS.

          A. Certain trusts generally may not qualify as accredited investors except under special circumstances. Therefore, if you intend to purchase the shares of the Company’s stock in whole or in part through a trust, please answer each of the following questions.

          Is the trustee of the trust a national or state bank that is acting in its fiduciary capacity in making the investment on behalf of the trust?

Yes [ ]            No [ ]

          Does this investment in the Company exceed 10% of the trust assets?

Yes [ ]            No [ ]

          B. If the trust is a revocable trust, please complete Question 1 below. If the trust is an irrevocable trust, please complete Question 2 below.

1.      REVOCABLE TRUSTS

Can the trust be amended or revoked at any time by its grantors:

Yes [ ]            No [ ]

If yes, please answer the following questions relating to each grantor (please add sheets if necessary):

Grantor Name:

Net worth of grantor (including spouse, if applicable), including home, home furnishings and automobiles exceeds $1,000,000?

Yes [ ]            No [ ]

OR

Income (exclusive of any income attributable to spouse) was in excess of $200,000 for 2008 and 2009 and is reasonably expected to be in excess of $200,000 for 2010?

Yes [ ]            No [ ]

OR

Income (including income attributable to spouse) was in excess of $300,000 for 2008 and 2009 and is reasonably expected to be in excess of $300,000 for 2010?

Yes [ ]            No [ ]

2.      IRREVOCABLE TRUSTS

If the trust is an irrevocable trust, please answer the following questions:

Please provide the name of each trustee:

Trustee Name:

Trustee Name:

Does the trust have assets greater than $5 million?

Yes [ ]           No [ ]

Do you have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company?

Yes [ ]           No [ ]

Indicate how often you invest in:

(i)         Marketable Securities

Often [ ] Occasionally [ ] Seldom [ ] Never [ ]

(ii)        Restricted Securities

Often [ ] Occasionally [ ] Seldom [ ] Never [ ]

(iii)      Venture Capital Companies

Often [ ] Occasionally [ ] Seldom [ ] Never [ ]

[Signature Page follows]

By signing this Questionnaire, I hereby confirm the following statements:

          (a)      I am aware that the offering of Units will involve securities that are not transferable and for which no market exists, thereby requiring my investment to be maintained for an indefinite period of time.

          (b)      I acknowledge that any delivery to me of a final draft copy of the Current Report on Form 8-K relating to the Units prior to the determination by the Company of my suitability as an investor, shall not constitute an offer of such Units until such determination of suitability shall be made, and I agree that I shall promptly return the final draft copy of the Current Report on Form 8-K to the Company upon request.

          (c)      My answers to the foregoing questions are, and were on any date (if any) that I previously subscribed for Units in the Company, true and complete to the best of my information and belief and were true on any date that I previously as of, and I will promptly notify the Company of any changes in the information I have provided.

Executed:

Date: ________________

_______________________________________________
          (Printed Name)

__________________________________________
          (Signature)

__________________________________________
          (Printed Name of Joint Subscriber)

________________________________________
          (Signature of Joint Subscriber)

CERTIFICATE OF SIGNATORY

          I, ____________________________, am the ____________________________of __________________________________________(the “Entity”).

          I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of that certain Subscription Agreement dated as of ___________, 2010, by and between the Entity and Dragon Acquisition Corporation (the “Subscription Agreement”), and to purchase and hold the Units (as defined in the Subscription Agreement), and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

          IN WITNESS WHEREOF, I have set my hand this _____day of _____________, 2010.

_______________________________________
(Signature)

[Certificate of Signatory to the Subscription Agreement]